Exhibit 99.2

KBS SOR (BVI) HOLDINGS, LTD.

FINANCIAL DATA FROM THE CONSOLIDATED FINANCIAL STATEMENTS
ATTRIBUTED TO THE COMPANY

DECEMBER 31, 2018 (AUDITED)

KBS SOR (BVI) HOLDINGS, LTD.

FINANCIAL INFORMATION FROM THE

CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF DECEMBER 31, 2018

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Special Report in accordance with Regulation 9c

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of December 31, 2018, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 9c to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies applied in presenting this financial information is elaborated in Note 2 to the consolidated financial statements.

"Investees" - as defined in Note 1 to the consolidated financial statements.

KBS SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

U.S. dollars in thousands

		December 31,
	Note	2018	2017

ASSETS
Non-current assets
Investments in investees		$852,101	$1,052,679
Restricted cash	e	5,823	6,255

		857,924	1,058,934

Current assets
Cash and cash equivalents	e	57,843	826
Derivative asset	d	-	4,243
Due from Owner		4,500	-
		62,343	5,069

Total assets		$920,267	$1,064,003

EQUITY		$657,049	$787,529

NON-CURRENT LIABILITIES
Debentures, net		203,099	272,316

CURRENT liabilities
Accounts payable and accrued liabilities		3,823	4,158
Debentures, net		51,903	-
Derivative liability	d	4,393	-

		60,119	4,158

Total liabilities		263,218	276,474

Total equity and liabilities		$920,267	$1,064,003

The accompanying notes are an integral part of this financial position.

March 7, 2019	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Waldvogel, Jeffrey	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

KBS SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

USD in thousands

	Years ended December 31,
	2018	2017	2016

Share of profit from investees, net	$54,435	$89,342	$86,098
Asset management fees to affiliate	(8,525)	(10,686)	(8,253)
General and administrative expenses	(1,276)	(1,708)	(1,466)

Operating income	44,634	76,948	76,379

Finance expense	(13,455)	(13,333)	(10,311)
Foreign currency transaction adjustments, net	10,141	(15,298)	(2,997)

Net income	$41,320	$48,317	$63,071

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Comprehensive Income Attributable to the Company

U.S. dollars in thousands

	Years ended December 31,
	2018	2017	2016

Net income	$41,320	$48,317	$63,071

Total comprehensive income	$41,320	$48,317	$63,071

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

USD in thousands

	Years ended December 31,
	2018	2017	2016

Cash flows from operating activities
Net income for the period	$41,320	$48,317	$63,071

Adjustments to reconcile net income to net cash provided by operating activities:
Share of profit from investees	(54,435)	(89,342)	(86,098)
Finance expense	13,455	13,333	10,311
Distribution from investees, net	41,847	55,418	48,854
Foreign currency transaction adjustments, net	(10,141)	15,298	2,997
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(62)	47	86

Net cash provided by operating activities	31,984	43,071	39,221

Cash flows from investing activities
Investments in investees	(178,281)	(76,105)	(333,994)
Escrow deposits for investments in investees	-	-	(2,000)
Distribution from investees, net	391,447	163,103	118,838
Purchase of interest rate cap	-	-	(15)
Purchase of derivative financial instrument	-	(3,434)	-
Proceeds from termination of derivative financial instrument	-	6,557	-
Due from Owner	(4,500)	-	-

Net cash provided by (used in) investing activities	208,666	90,121	(217,171)

Cash flows from financing activities
Proceeds from issuance of debentures	-	-	249,211
Payments of deferred financing costs	-	-	(8,680)
Restricted cash for debt service obligations	-	-	(5,595)
Interest paid	(11,604)	(11,284)	(5,232)
Repayments to Parent Company	-	-	(5,512)
Borrowings from Parent Company	-	-	4,375
Distribution to Owner	(171,800)	(123,500)	(51,700)

Net cash (used in) provided by financing activities	(183,404)	(134,784)	176,867

Effect of exchange rate changes on cash and cash equivalents	(229)	5	3,496

Increase (decrease) in cash	57,017	(1,587)	2,413
Cash, beginning of the period	826	2,413	-

Cash, end of the period	$57,843	$826	$2,413

Non-cash activities
Investment in investees	$—	$—	$809,682

The accompanying notes are an integral part of this financial position.

KBS SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands

a.	GENERAL

This separate financial information has been prepared in a condensed format as of December 31, 2018 and for the year then ended, in accordance with Regulation 9C of the Securities Regulations (Periodic and Immediate Reports), 1970. This separate financial information should be read in conjunction with the consolidated financial statements as of December 31, 2018.

b.	TAXES

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the companies in the Group are considered as a "pass through" entities. Accordingly, no provision has been made for federal and state income taxes or other income tax benefits in the accompanying financial statements as taxable income and losses are reported in the tax return of the shareholders.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”).  Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation; however, such amount is not material as of December 31, 2018.

c.	DIVIDENDS

During the years ended December 31, 2018 and 2017, the Company declared and paid distributions in the aggregate of $171.8 million and $123.5 million to the Owner, respectively.

d.	HEDGES

As of December 31, 2018, the Company had entered into one foreign currency collar to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar. As of December 31, 2018, the Company used Level 2 inputs to measure the foreign currency collar fair value at $4.4 million liability. The foreign currency collar expired in February 2019 and had an aggregate Israeli new Shekels notional amount of 776.2 million. The foreign currency collar consisted of a purchased call option to buy Israeli new Shekels at 3.5445 and a sold put option to sell the Israeli new Shekels at 3.6592. The foreign currency collar was intended to permit the Company to exchange, on the settlement date of the collar, 776.2 million Israeli new Shekels for an amount ranging from $212.1 million to $219.0 million. In February 2019, the collar expired without an exchange of cash.

On February 27, 2019, the Company entered into a foreign currency collar with an aggregate Israeli new Shekels notional amount of 776.2 million which expires on August 23, 2019. The foreign currency collar consists of a purchased call option to buy Israeli new Shekels at 3.4860 and a sold put option to sell the Israeli new Shekels at 3.6185. The foreign currency collar is intended to permit us to exchange, on the settlement date of the collar, 776.2 million Israeli new Shekels for an amount ranging from $214.5 million to $222.7 million.

KBS SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands

e.	CASH AND RESTRICTED CASH

As of December 31, 2018, the Company held 214.7 million Israeli new Shekels ($57.4 million) and 21.8 million Israeli new Shekels ($5.8 million) in cash and restricted cash, respectively.

As of December 31, 2017, the Company held 0.2 million Israeli new Shekels ($0.1 million) and 21.8 million Israeli new Shekels ($6.3 million) in cash and restricted cash, respectively.

f.	SUBSEQUENT EVENTS

Due from Owner:

As of December 31, 2018, the Company had a $4.5 million due from Owner. In February 2019, the Owner repaid the $4.5 million plus interest of approximately $30 thousand based on a fixed annual interest rate of 4.25%

Debentures:

On March 1, 2019, the Company paid the first principal installment payment of 194.0 million Israeli new Shekels (approximately $53.6 million as of March 1, 2019).

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